Exhibit 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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

                                                    Nine Months Ended            Three Months Ended
                                                         June 30,                     June 30,
                                                 -------------------------   -------------------------
Net income per share was computed as follows:       1998           1997   (A)    1998         1997    (A)
                                                 -----------   -----------   -----------   -----------
Basic:
  Net income                                     $10,667,678   $ 7,565,347   $ 3,763,139   $ 2,548,617
                                                 ===========   ===========   ===========   ===========

  Weighted average shares outstanding              5,968,340     5,803,666     5,989,838     5,963,803
                                                 ===========   ===========   ===========   ===========

  Net income per share                           $      1.79   $      1.30   $      0.63   $      0.43
                                                 ===========   ===========   ===========   ===========

Diluted:
 Net income                                      $10,667,678   $ 7,565,347   $ 3,763,139   $ 2,548,617

  Weighted average shares outstanding              5,968,340     5,803,666     5,989,838     5,963,803

  Incremental shares under stock options computed
      under the treasury stock
      method using the average market price of
      issuer's stock during the period               292,457       160,708       308,581       225,180
  Incremental shares related to long-term
      incentive compensation plan                    283,500          --         450,000          --
  Incremental shares related to issuance
      of restricted stock                            173,244       237,624       171,630       235,280
                                                 -----------   -----------   -----------   -----------
  Weighted average shares and common
      equivalent shares outstanding                6,717,541     6,201,998     6,920,049     6,424,263
                                                 ===========   ===========   ===========   ===========

    Net income per share                         $      1.59   $      1.22   $      0.54   $      0.40
                                                 ===========   ===========   ===========   ===========
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(A) Restated in accordance with FASB Statement No. 128, "Earnings Per Share", implemented October 1, 1997.


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